Exhibit 5.1

February 8, 2010

Exelon Corporation 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379	Exelon Generation Company, LLC 300 Exelon Way Kennett Square, Pennsylvania, 19348

Exelon Capital Trust I Exelon Capital Trust II Exelon Capital Trust III c/o Exelon Corporation 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379	PECO Energy Company PECO Energy Capital Trust V PECO Energy Capital Trust VI 2301 Market Street Philadelphia, Pennsylvania 19101

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Exelon Corporation, a Pennsylvania corporation (“Exelon”), Exelon Generation Company, LLC, a Pennsylvania limited liability company (“Generation”), Exelon Capital Trust I, Exelon Capital Trust II, and Exelon Capital Trust III, each a statutory trust created under the laws of the State of Delaware (each, an “Exelon Trust” and, collectively, the “Exelon Trusts”), PECO Energy Company, a Pennsylvania corporation (“PECO”) and PECO Energy Capital Trust V and PECO Energy Capital Trust VI, each a statutory trust created under the laws of the State of Delaware (each, a “PECO Trust” and, collectively, the “PECO Trusts”) , with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to an unlimited amount of: (i) shares of common stock, no par value (“Common Stock”), of Exelon, (ii) stock purchase contracts of Exelon (the “Stock Purchase Contracts”), (iii) stock purchase units of Exelon (the “Stock Purchase Units”), (iv) unsecured debt securities of Exelon (the “Exelon Debt Securities”), (v) unsecured subordinated debt securities of Exelon (the “Exelon Subordinated Indebtedness”), (vi) shares of preferred stock, no par value (the “Exelon Preferred Stock”), of Exelon, (vii) unsecured debt securities of Generation (the “Generation Debt Securities”), (viii) preferred limited liability company interests of Generation (the “Preferred LLC Interests), (ix) trust preferred securities (the “Exelon Trust Preferred Securities”) of the Exelon Trusts and the related guarantees (each, an “Exelon Guarantee” and, collectively, the “Exelon Guarantees”) by Exelon with respect to the obligations of the Exelon Trusts with respect to any issue of Exelon Trust Preferred Securities, (x) first and refunding mortgage bonds of PECO (the “Mortgage Bonds”), (xi) unsecured subordinated debt securities of PECO (the “PECO Subordinated Indebtedness”), (xii) shares of preferred stock, $.01 par value (the “PECO Preferred Stock”), of PECO or (xiv) trust preferred securities (the “PECO Trust Preferred Securities”) of the PECO Trusts and the related guarantees (each, a “PECO Guarantee” and, collectively, the “PECO Guarantees”) by PECO with respect to the obligations of the PECO Trusts with respect to any issue of PECO Trust Preferred Securities in each case in amounts, at prices and on terms to be determined at the time of an offering (collectively, the “Securities”).

The Exelon Debt Securities will be issued under an Indenture (the “Exelon Debt Indenture”) between Exelon and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Exelon Debt Trustee”). The Subordinated Indebtedness will be issued under an Indenture (the “Exelon Subordinated Indenture”) between Exelon and U.S. Bank National Association, as trustee (the “Exelon Subordinated Trustee”). The Generation Debt Securities will be issued under an Indenture (the “Generation Debt Indenture”) between Generation and U.S. Bank National Association, as trustee (the “Generation Debt Trustee”).

The Mortgage Bonds will be issued under PECO’s First and Refunding Mortgage (the “Mortgage”), dated May 1, 1923, between The Counties Gas and Electric Company (predecessor to the Company) and Fidelity Trust Company, Trustee (now U.S. Bank National Association, as successor trustee), as amended and supplemented and as to be further amended and supplemented by one or more supplemental indentures creating the Mortgage Bonds (collectively, the “PECO Supplemental Indenture”), and the Subordinated Indebtedness will be issued under an Indenture (the “PECO Subordinated Indenture”) between the Company and U.S. Bank National Association, as successor trustee (the “PECO Subordinated Trustee”).

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and all exhibits thereto and such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of Exelon and Generation and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth, including Exelon’s Amended and Restated Articles of Incorporation, Exelon’s Bylaws, as amended, certain resolutions adopted by the Board of Directors of Exelon relating to the issuance of the Securities, Generation’s Amended and Restated Operating Agreement, certain resolutions adopted by the Board of Directors of PECO relating to the issuance of the Securities, PECO’s Amended and Restated Articles of Incorporation, PECO’s Bylaws, as amended, certain resolutions adopted by the Board of Directors of PECO relating to the issuance of the Securities, the Certificate of Trust of each Exelon Trust and PECO Trust (collectively, the “Certificates”), the Declaration of Trust of each Exelon Trust and PECO Trust, and statements from certain officers of Exelon, Generation and PECO. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

In rendering the opinions expressed below, we have assumed that (a) the Registration Statement has become effective under the Act, (b) a prospectus supplement with respect to the applicable Securities shall have been filed with the Commission in compliance with the Act and the rules and regulations thereunder, (c) the applicable Securities have been duly and properly authorized for issuance, (d) all instruments relating to the applicable Securities have been duly and properly authorized and properly executed and delivered, (e) the terms of the applicable Securities have been duly and properly established in conformity with the applicable instruments so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Exelon, Generation, PECO, the Exelon Trusts or the PECO Trusts, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Exelon, Generation, PECO, the Exelon Trusts or the PECO Trusts, as applicable, (f) the applicable indenture and any supplemental indenture thereto, if utilized, has been qualified under the Trust Indenture Act of 1939, as amended, (g) the Amended and Restated Declaration of Trust for the Exelon Trust or PECO Trust (including Exhibits A and C thereto) (each, a “Declaration,” and collectively, the “Declarations”), to be entered into with respect to each Exelon Trust or PECO Trust has been qualified under the Trust Indenture Act of 1939, as amended, (h) the Exelon Guarantee Agreement has been qualified under the Trust Indenture Act of 1939, as amended, (i) the Amended and Restated Articles of Incorporation of

Exelon, the Amended and Restated Operating Agreement of Generation, the Amended and Restated Articles of Incorporation of PECO and the Certificates, as currently in effect, will not have been modified or amended and will be in full force and effect, and (j) in the case of the issue of (A) the Exelon Debt Securities, Subordinated Indebtedness or an Exelon Guarantee, the Exelon Debt Indenture, the Exelon Subordinated Indenture or the Exelon Guarantee Agreement, as applicable, each in substantially the form either attached or incorporated by reference as an exhibit to the Registration Statement, will not have been modified or amended, (B) the Generation Debt Securities, the Generation Debt Indenture, in substantially the form attached as an exhibit to the Registration Statement, will not have been modified or amended, (C) the Mortgage Bonds, PECO Subordinated Indebtedness or a PECO Guarantee, the Mortgage, the PECO Subordinated Indenture or the PECO Guarantee Agreement, as applicable, each in substantially the form either attached or incorporated by reference as an exhibit to the Registration Statement, will not have been modified or amended and (D) the Exelon Trust Preferred Securities or PECO Trust Preferred Securities, the Declarations, each in substantially the form incorporated by reference as an exhibit to the Registration Statement will not have been modified or amended.

Based on the foregoing, we are of the opinion that:

1. When the shares of Common Stock have been duly and properly issued, sold and delivered as contemplated in any prospectus supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued pursuant to Stock Purchase Contracts), will be legally issued, fully paid and non-assessable.

2. When the Stock Purchase Contracts have been duly and properly executed and issued in accordance with the Stock Purchase Contract Agreement relating to such Stock Purchase Contracts and issued and sold in the form and in the manner contemplated in any prospectus supplement relating thereto, such Stock Purchase Contracts will constitute valid and binding obligations of Exelon, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

3. When (a) the collateral has been deposited with the collateral agent in accordance with the applicable collateral arrangements and (b) the Stock Purchase Contracts have been duly and properly executed and issued in accordance with the Stock Purchase Contract Agreement relating to such Stock Purchase Contracts, and issued and sold in the form and in the manner contemplated in the any prospectus supplement relating thereto, the Stock Purchase Units will constitute valid and binding obligations of Exelon, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

4. When a series of Exelon Debt Securities shall have been duly and properly executed and authenticated in accordance with the Exelon Debt Indenture and duly and properly issued and delivered by Exelon in the manner contemplated in any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, each series of Exelon Debt Securities will constitute valid and binding obligations of Exelon, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

5. When a series of Exelon Subordinated Indebtedness shall have been duly and properly executed and authenticated in accordance with the Exelon Subordinated Indenture and duly and properly issued and delivered by Exelon in the manner contemplated in any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, each series of Subordinated Indebtedness will constitute valid and binding obligations of Exelon, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

6. When (a) a Statement with Respect to Shares of Exelon classifying the Exelon Preferred Stock and setting forth the terms thereof has been duly and properly authorized, executed and filed with the Secretary of the Commonwealth of Pennsylvania, Department of State and (b) the shares of Exelon Preferred Stock have been duly and properly issued and paid for in the manner contemplated in any prospectus supplement relating thereto, the shares of Exelon Preferred Stock will be legally issued, fully paid and non-assessable.

7. When a series of Generation Debt Securities shall have been duly and properly executed and authenticated in accordance with the Generation Debt Indenture and duly and properly issued and delivered by Generation in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, each series of Generation Debt Securities will constitute valid and binding obligations of Generation, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

8. When (a) Generation shall have duly executed and delivered an appropriate amendment to its Amended and Restated Operating Agreement authorizing the establishment of Preferred LLC Interests and (b) the Preferred LLC Interests have been duly and properly issued and paid for in the manner contemplated in any prospectus supplement relating thereto, the Preferred LLC Interests will be legally issued, fully paid and non-assessable.

9. When a series of Mortgage Bonds have been duly and properly executed and authenticated in accordance with the Mortgage and duly and properly issued and delivered by the PECO in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, the Mortgage Bonds will constitute binding obligations of PECO.

10. When (a) a Statement with Respect to Shares of PECO classifying the PECO Preferred Stock and setting forth the terms thereof has been duly and properly authorized, executed and filed with the Secretary of the Commonwealth of Pennsylvania, Department of State and (b) the shares of PECO Preferred Stock have been duly and properly issued and paid for in the manner contemplated in any prospectus supplement relating thereto, the shares of PECO Preferred Stock will be legally issued, fully paid and non-assessable.

11. When the Exelon Trust Preferred Securities or PECO Trust Preferred Securities shall have been duly and properly authorized, issued and delivered to the purchasers thereof against payment of the agreed consideration therefor, the Exelon Trust Preferred Securities or PECO Trust Preferred Securities will represent valid and, subject to the qualifications set forth below, fully paid and nonassessable undivided beneficial interests in the assets of the Exelon Trust or PECO Trust, as applicable. The Exelon Trust Preferred Securities or PECO Trust Preferred Securities holders, as beneficial owners of an Exelon Trust or PECO Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Exelon Trust Preferred Securities or PECO Trust Preferred Securities holders may be obligated to make payments as set forth in the Declaration of such trust.

12. When the Exelon Trust Preferred Securities in respect of the Exelon Guarantee Agreement shall have been duly and properly authorized, issued and delivered to the purchasers thereof, as contemplated in any prospectus supplement against payment of the agreed consideration therefor, each Exelon Guarantee will constitute the valid and binding obligation of Exelon, enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

13. When the PECO Trust Preferred Securities in respect of the PECO Guarantee Agreement shall have been duly and properly authorized, issued and delivered to the purchasers thereof, as contemplated in any prospectus supplement against payment of the agreed consideration therefor, each PECO Guarantee will constitute the valid and binding obligation of PECO, enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

We express no opinion as to the law of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and the State of Delaware.

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.

Very truly yours,

Ballard Spahr LLP